UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 29, 2014

MainStreet BankShares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	333-86993	54-1956616
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

1075 Spruce Street, Martinsville, Virginia	24112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(276) 632-8054

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a regularly scheduled board meeting on Wednesday, January 29, 2014, MainStreet BankShares, Inc. (“MainStreet”) appointed Sonya B. Smith (43) as Senior Vice President and Operations and Compliance Officer. She will be a named executive officer for reporting purposes and will have an annual salary of $77,000.

Ms. Smith participates in the company 401-K plan, group medical and life insurance, and other immaterial reimbursements applicable to her position. Ms. Smith is currently Vice President and Operations and Compliance Officer for MainStreet. She joined MainStreet in November 1999 and has held the positon of Vice President since April 2008. Ms. Smith has over twenty years of banking experience, all within the financial operational area of the industry.

MainStreet is the bank holding company for Franklin Community Bank.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being furnished pursuant to Item 5.02 above.

Exhibit No.	Description
99.1	Press Release dated January 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2014	/s/ Brenda H. Smith
Brenda H. Smith
President and CEO

Date: January 31, 2014	/s/ Lisa J. Correll
Lisa J. Correll
Senior Vice President/CFO

Index to Exhibits

Number	Description of Exhibit

99.1	Press release dated January 31, 2014